Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-121196) on Post-Effective Amendment No. 1 to Form S-8 of our report dated June 26, 2020, which appears in this annual report on Form 11-K of the MSA Retirement Savings Plan for the year ended December 31, 2019.
/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 26, 2020